Exhibit 2

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SAGOON INC. ", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D, 2006,

AT 12:23 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
4277576 8100	Harriet Smith Windsor, Secretary of State
061200658	AUTHENTICATION: 5321772

DATE: 01-03-07

State of Delaware
Secretary of State
STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION	Division of Corporations Delivered 12:23 PM 12/29/2006 FILED 12:23 PM 12/29/2006 SRV 061200658 - 4277576 FILE

•	First: The name of this Corporation is Sagoon Inc.

•	Second: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Zip Code 19808. The registered agent in charge thereof is Corporation Service Company.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 3,000 shares (number of authorized shares) with a par value of $0.01 per share.

•	Fifth: The Corporation is to have perpetual existence.

•	Sixth: In furtherance and not in limitation of the powers conferred by the laws of the state of Delaware:

A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

•	Seventh: The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of Title 8 of the Delaware Code or (iii) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such, amendment or repeal.

•	Eighth: The Corporation reserves the right to amend or repeat any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

•	Ninth: The name and mailing address of the incorporator are as follows:

Name:	Govinda Giri
Mailing Address:	1980 Teasel Ct, Woodbridge, VA.
Zip Code:	22192

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 15 day of December, 2006.

BY:	/s/ Govinda Giri
Govinda Giri, Incorporator

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SAGOON INC. ", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 2011, AT 4:08 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state
4277576 8100	AUTHENTICATION: 9267674
111357908	DATE : 01-03-12

You may verify this certificate online
at corp. delaware. gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:07 PM 12/30/2011
FILED 04:08 PM 12/30/2011
SRV 111357908 4277576 FILE

FIRST CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION OF

SAGOON INC.

I, Govinda Giri, President of SAGOON INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”). DO HEREBY CERTIFY as follows:

1.           The amendment to the Certificate of Incorporation set forth in the following resolutions has been approved by the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.           In Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is four million (4,000,000) shares of Common Stock, par value one-hundredth of one cent ($0.0001) per share. Effective as of the date and time the First Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) outstanding share of Common Stock immediately prior to the Effective Time, without any action on the part of the holder thereof, shall be converted and reclassified into, and shall immediately represent, seven hundred eighty-seven (787) outstanding shares of Common Stock as of the Effective Time (the “Split”). Notwithstanding the foregoing, the par value of each share of the outstanding Common Stock shall remain at $0.0001. Each certificate representing shares of Common Stock issued prior to the Effective Time shall automatically represent that number of shares of Common Stock determined in accordance with this Article FOURTH without any further action required to be taken by the holder thereof; provided, however, that each holder of record of a stock certificate representing shares of Common Stock, upon surrender of such certificate, shall be issued a new stock certificate representing the number of shares of Common Stock to which such holder is entitled as a result of the Split.”

3.           That in lieu of a meeting and vote of stockholders, the stockholders have given consent to said amendment in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

4.           That the aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

*****

IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President on this 30th day of December, 2011.

SAGOON INC.

/s/ Govinda Giri
Govinda Giri,
President

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SAGOON INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 2016, AT 12:05 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of state

4277576 8100	Authentication: 202428122
SR# 20164284349	Date: 06-03-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:05 PM 06/03/2016
FILED 12:05 PM 06/03/2016
SR 20164284349 - File Number 4277576

SECOND CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION OF

SAGOON INC.

I, Govinda Giri, President of SAGOON INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY as follows:

1.         The amendment to the Certificate of incorporation set forth in the following resolutions has been approved by the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.         The Fourth Article of the Certificate of Incorporation, previously amended on December 30, 2011, is hereby amended and restated in its entirety to read as follows:

"The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is 5 million (5,000,000) shares of Common Stock, par value one-hundredth of one cent ($0.0001) per share. There shall be three classes of Common Stock: Class A Class B and Class C. Class A Common Stock shall have a Par Value of one-hundredth of one cent ($0.0001) per share, and shall have voting rights equal to one vote per share. Of the 5,000,000 authorized shares of Common Stock, 2,361,000 shares are hereby classified as Class A Common Stock. Class B Common Stock shall have a Par Value of one-hundredth of one cent ($0.0001) per share and shall have no voting rights. Of the 5,000,000 authorized shares of Common Stock, 1,639,000 shares are hereby classified as Class B Common Stock. Class C Common Stock shall have a Par Value of one-hundredth of one cent ($0.0001) per share, shall have limited voting rights equal to one tenth (1/10) of one vote per share. Of the 5,000,000 authorized shares of Common Stock, 1,000,000 shares are hereby classified as Class C Common Stock.’'

3.         That a special meeting and vote of stockholders was held on May 28, 2016, the stockholders have given consent to said amendment in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

4.         That the aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its President on this 3rd day of June, 2016.

SAGOON INC.

/s/ Govinda Giri
Govinda Giri, President

Bylaws of Sagoon Inc.

Article I: OFFICES

SECTION 1.1:	REGISTERED OFFICE.

The registered office for the transaction of the business of this corporation shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

SECTION 1.2:	OTHER OFFICES.

The Board of Directors of the Corporation (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

Article II: MEETINGS OF STOCKHOLDERS

SECTION 2.1:	PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

SECTION 2.2:	ANNUAL MEETINGS.

The annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board. At the meeting, directors shall be elected and any other proper business may be transacted.

SECTION 2.3:	SPECIAL MEETINGS.

A special meeting of the stockholders may be called at any time only by the Board, or by the chairman of the Board, or by the chief executive officer. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement hereto).

SECTION 2.4:	NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

SECTION 2.5:	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

(i)	if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the corporation’s records; or

(ii)	if electronically transmitted as provided in Section 8.1 of these bylaws.

An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or any other agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

SECTION 2.6:	QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

SECTION 2.7:	ADJOURNED MEETINGS.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the continuation of the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.8:	ADJOURNED MEETING; NOTICE.

Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vole at the meeting in accordance with Section 2.4.

SECTION 2.9:	CONDUCT OF BUSINESS.

The Board of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulation as adopted by the Board, the chairperson and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders or record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

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SECTION 2.10:	VOTING

(a)          The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b)          Except as may be otherwise provided in the Certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

(c)          Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Such votes may be cast in person or by proxy as provided in Section 2.13.

SECTION 2.11:	WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meetings of the stockholders need to be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

SECTION 2.12:	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board does not so fix a record date:

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 2.13:	PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or other means of electronic transmission) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

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SECTION 2.14:	LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (a) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the principal executive offices of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 2.15:	STOCK LEDGERS.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, the list required by Section 2.14 or the book of the Corporation;(ii) to receive dividends; or (iii) to vote in person or by proxy at any claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

SECTION 2.16:	INSPECTORS OF ELECTION.

In advance of any meeting of stockholders, the Board, by resolution from the chairman of the board or the president shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other person may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be, among other things, officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by the law and shall take charge of the pools and when the vote is completed, shall make a certificate of the result of the vote taken of such other fact as may be required by applicable law.

ARTICLE III

DIRECTORS

SECTION 3.1:	POWERS.

Subject to the provisions of DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

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SECTION 3.2:	NUMBER OF DIRECTORS.

The number of directors constituting the entire Board shall initially be ten. Thereafter, this number may be changed by a resolution of the Board, subject to section 3.4 of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expire.

SECTION 3.3:	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these Bylaws, directors shall be elected by a plurality of votes cast at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation of these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not to be written ballot.

SECTION 3.4:	RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice or by electronic transmission to the attention of the secretary of the Corporation. Such notice shall take effect at the time there in specified or, if no time is specified, immediately, and, unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to lake effect when such resignation of resignations shall become effective, and each director so chosen shall hold office as provided in this section in filling of other vacancies. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a)          Vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority vote of the directors of the board, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

(b)          Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of lncorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death, resignation, removal or other cause, the Corporation should have no directors in the office, then any officer or any stockholder or an executor, administrator, trustee, or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of General Corporation Law of Delaware.

SECTION 3.5:	PLACE OF MEETING; MEETING BY TELEPHONE OR REMOTE COMMUNICATION.

The board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

Unless otherwise restricted by the Certificate of lncorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or other remote communication by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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SECTION 3.6:	REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as may be determined by the Board.

SECTION 3.7:	SPECIAL MEETING; NOTICE.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, the secretary or any two or more directors.

Notice of the time and place of special meetings may be given personally or by mail, telegram, telex, facsimile, cable or by means of electronic transmission. If the notice is mailed, it shall be sent by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation and deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, telex, facsimile, cable or electronic means it shall be delivered by such means at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on a electronic network, together with separate notice to the director of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify (a) the purpose or (b) the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

SECTION 3.8:	QUORUM.

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors presents at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate or Incorporation. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until the quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if an action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 3.9:	WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the expresses purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

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SECTION 3.10:	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Written consents representing actions taken by the Board or committee may be executed by telex, telecopy, or other facsimile transmission, and such facsimile shall be valid and biding to the same extent as if it were an original.

SECTION 3.11:	FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws or applicable law, the Board shall have the authority to fix the compensation of the directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefrom.

SECTION 3.12:	REMOVAL OF DIRECTORS.

Unless restricted by applicable law, by the Certificate of Incorporation or by these Bylaws, any director of the Board, or the entire Board may be removed from office, with or without cause, only by the affirmative vote of holders of at least a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 3.13:	CHAIRMAN AND VICE CHAIRMAN OF BOARD OF DIRECTORS.

The Corporation may also have, at the discretion of the Board, a chairman of the board and a vice chairman of the board, who shall not be considered officers of the Corporation.

SECTION 3.14:	INTERESTED DIRECTORS.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if (a) the material facts as to the director’s or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even thought the disinterested directors be less that the quorum; or (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or stockholders. Common or interested directors may be counted in determining the presence of quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

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ARTICLE IV

COMMITTEES

SECTION 4.1:	COMMITTEE OF DIRECTORS.

The Board may, by resolution passed by a majority of the Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place or provided in the resolution of the Board establishing such committee, in any subsequent resolution of the Board or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. The provisions of this section 4.1 shall in no way limit the ability of the Board to designate such other committees in any manner permitted by applicable law.

SECTION 4.2:	COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 4.3:	MEETINGS AND ACTION OF COMMITTEE.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice). Section 3.10( board action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board or that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

SECTION 5.1:	OFFICERS.

The officers of the Corporation shall be a chief executive officer, a president, a secretaiy, and a chief financial officer. The Corporation may also have, at the discretion of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person unless otherwise prohibited by applicable law, the Certificate oflncorporation or these Bylaws.

SECTION 5.2:	APPOINTMENT OF OFFICER.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these Bylaws, shall be appointed by the Board, subject to the rights, if any, of an officer under any contract of employment. Such officers shall exercise such powers, perform such duties and hold office for such terms as shall be determined form time to time by the Board, until such officer’s successor is elected and qualified, or until such offers earlier death, resignation or removal.

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SECTION 5.3:	SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer, the president or any other officer of the Corporation to appoint such other officers and agent as the business of the Corporation may require, each of whom shall perform such duties, have such authority and hold office for such period as provided in these Bylaws, as the Board may from time to time determine until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

SECTION 5.4:	REMOVAL AND RESIGNATION OF OFFICERS.

Any officers may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by ihe Board.

Any officer may resign at any time by giving written notice or by electronic transmission, to the attention of the secretary of ihe Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.5:	VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or by any officer upon whom such power may be conferred by the Board.

SECTION 5.6:	CHIEF EXECUTIVE OFFICER.

Subject to such supervisory power, if any, as may be given by tiie Board to the chairman of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. He or she, or his or her designee, shall preside at all meetings of the stockholders and. in the absence or nonexistence of a chairman of the board, at all meeting of the Board and shall have the general power and duties of management usually vested in the office of chief executive of a corporation an shall have such other powers and duties as may be prescribed by the Board or theses Bylaws.

SECTION 5.7:	PRESIDENT.

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the board, if any or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board or these Bylaws.

SECTION 5.8:	VICE PRESIDENTS.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in the order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed form them respectively by the Board, these Bylaws, the president or the chairman of the Board.

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SECTION 5.9:	SECRETARY.

The secretary shall keep or cause to be kept, at the principal executive officer of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and action of directors, committees of directors, and stockholders. The minutes shall show the time and place of cach meetings, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof

The secretaiy shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares heId by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every such certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

SECTION 5.10:	CHIEF FINANCIAL OFFICER.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the present chief executive officer, or any director of the Board, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board or Bylaws.

SECTION 5.11:	PRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

SECTION 5.12:	AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or these Bylaws.

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ARTICLE VI

INDEMIFICATION OF DIRECTORS, EMPLOYEES, AND OTHER AGENTS.

The Corporation shall indemnity its directors and officers to the fullest extent authorized or permitted by applicable law as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of officer of the Corporation as shall enure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or persons or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expense incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI.

For purposes of the Article VI, a “director “ or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or (c) who was a director of officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statue, agreement, vote of stockholder or disinterested directors or otherwise.

Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

RECORDS AND REPORTS

SECTION 7.1:	MAINTENANCE AND INSPECTION OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders, listing their names and addresses, the number and class of shares held by each stockholders, a copy of these Bylaws as amended to date, accounting books, and other records.

To the extent required by the DGCL, any stockholder of record, in person, by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorized the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive offices.

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SECTION 7.2:	INSPECTION BY DIRECTORS.

Any directors shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

GENERN AL MATTERS

SECTION 8.1:	NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation.

Any such consent shall be deemed revoked if:

(a)	the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)	such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)	if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(d)	if by any other form of electronic transmission, when directed to the stockholder.

SECTION 8.2:	DISBURSEMENTS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidence of indebtedness that are issued in the name of or payment to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

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SECTION 8.3:	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 8.4:	SHARE CERTIFICATES AND UNCERTIFICATED SHARES.

The shares of the Corporation may be represented by certificates or uncertificated, as provided under the DGCL. Every holder of stock represented by certificates and upon request every holder uncertificated shares shall be entitled to have a certificate signed, in the name of the corporation, by the chairman or vice-chairman of the Board, the chief executive officer, the president, vice-president, the chief financial officer, any assistant treasurer, the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefrom. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of un certificated partly paid shares, the total amount of the consideration to be paid therefrom and the amount paid thereon shall be stated. Upon the declaration of any divided on fully paid shares, the Corporation shall declare a divided upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

SECTION 8.5:	SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, the relative participation, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (if any) that the Corporation may issue to represent such class or series of stock; provided, however, that, except as otherwise provided in section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate (if any) that the Corporation will furnish without charge to each stockholder who so requests the powers, the designation, the preferences, and the relative participation, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 8.6:	LOST CERTIFICATES.

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock or uncertificated share in the place of any certificate previously issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, upon the making of an affidavit of fact by the person claiming the stock certificate to be lost, stolen or destroyed, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated share.

SECTION 8.7:	CONSTRUCTION; DEFINITION.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

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SECTION 8.8:        DIVIDENDS.

The Board, subject to any restrictions contained in (a) DGCL; or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and ma abolish or modify any such reserve. Such purpose shall included but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

SECTION 8.9:        FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

SECTION 8.10:      SEAL.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it to facsimile thereof, to be impressed or affixed or in any other manner reproduced.

SECTION 8.11:      TRANSFER OF STOCK.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation by the holder thereof or by such person’s attorney authorized by power of attorney duly executed and filed with the secretary or transfer agent of the Corporation, and in the case of stock represented by a certificate, upon the surrender of the certificate thereof, properly endorsed for transfer or accompanied by a duly executed stock transfer power and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. In the case of stock represented by a certificate, every certificated exchanged, returned or surrendered to the Corporation shall be marked “Cancelled”, with the date of cancellation, by the secretary or assistant secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as agent thereof. NO transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and whom transferred.

SECTION 8.12:      STOCK TRANSFER AGREEMENTS.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

SECTION 8.13:      TRANSFER AGENT.

The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE IX

AMENDMENTS

Subject to the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed by the stockholders entitled to vote or by the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws. All such amendments must be approved by either the holders of a majority of the capital stock entitled to vote thereon or by a majority of the members of the Board then in office, except as otherwise provided in the Certificate of Incorporation.

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